U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549



                                  FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  May 23, 2001




                       BALTIC INTERNATIONAL USA, INC.
           (Exact name of registrant as specified in its charter)




              TEXAS                     0-26588               76-0336843
     (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)            File Number)         Identification No.)




             5151 San Felipe, Suite 1661, Houston, Texas  77056
        (Address of principal executive offices, including zip code)




Registrant's telephone number, including area code:  (713) 961-9299




Item 5     Other Events

     On May 23, 2001, Baltic International received about $634,000 from AIRO Catering Services ("AIRO") for payment on the notes and accounts receivable from AIRO. The Company had reserved for all of the receivables from AIRO in 1999 when the Company sold its remaining interest in AIRO. Therefore, the Company will record the entire amount received from AIRO as a gain.




                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BALTIC INTERNATIONAL USA, INC.



                                            By:  /s/ David A. Grossman
                                                 David A. Grossman
                                                 Chief Financial Officer

Dated:  May 23, 2001